UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2022

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

797 Commonwealth Drive, Warrendale, Pennsylvania 15086

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	LMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Real Estate Sale and Leaseback

On September 29, 2022, Limbach Company LLC (“LC LLC”), a wholly owned subsidiary of Limbach Holdings, Inc., a Delaware corporation (“Limbach” or the “Company”) and Royal Oak Acquisitions, LLC (the “Purchaser”) consummated the purchase of the real property under a sale and leaseback transaction, with an aggregate value of approximately $7,800,000 (a purchase price of approximately $5,400,000 and $2,400,000 in tenant improvement allowances), pursuant to a purchase agreement (the “Purchase Agreement”) under which Purchaser purchased from LC LLC the Company’s facility and real property in Pontiac, MI (collectively, the “Pontiac Facility”).

In connection with the sale and leaseback transaction, LC LLC and Featherstone St Pontiac MI LLC (the “Landlord”) entered into a Lease Agreement (the “Lease”), dated September 29, 2022 (the “Effective Date”) for the Pontiac Facility. Commencing on the Effective Date, pursuant to the Lease, LC LLC has leased the Pontiac Facility, subject to the terms and conditions of the Lease. The Lease provides for a 25-year term (the “Primary Term”). The Lease provides LC LLC with the option to extend the Primary Term by two separate renewal terms of five years each (each a “Renewal Term”). LC LLC is required to give written notice to the Landlord not later than 12 months prior to the end of the then current Primary Term or Renewal Term, as applicable, if LC LLC desires to exercise its right to extend such term via the extensions.

Subject to adjustment as set forth in the Lease and the other terms of the Lease, the annual minimum rent payable to the Landlord during the Primary Term is an amount equal to $499,730 (the “Base Annual Rent”), payable in equal monthly installments. On a yearly basis the Lease’s Base Annual Rent is subject to a rate increase and the Base Annual Rent as so adjusted is also subject to rate increases in the Renewal Terms as more fully set forth in the Lease.

Pursuant to the terms and conditions of the Lease, LC LLC has a one-time option to terminate the Lease effective on the last day of the fifteenth lease year of the Lease by providing written notice to the Landlord as more fully set forth in the Lease. As more fully set forth in the Lease, the one-time termination option of the Lease requires LC LLC to pay to the Landlord a termination fee of approximately $1,700,000.

Each of the Purchase Agreement and Lease contain certain representations, warranties, covenants, obligations, conditions, indemnification provisions and termination provisions customary for sale and leaseback transactions.

Additionally, in consideration of, and as an inducement to, Landlord’s agreement to enter into the above described Lease, Limbach Facility Services LLC (another wholly owned subsidiary of the Company) (“Services”) entered into a Guaranty of Lease, which is a guaranty of payment and performance with the Landlord (the “Guaranty”), whereby Services has guaranteed the full payment by LC LLC of all rent, obligations and other amounts and charges required to be paid by LC LLC pursuant to the Lease, and the full performance of LC LLC’s other obligations of it to be performed under the Lease.

The foregoing descriptions of the Purchase Agreement, Lease and the Guaranty do not purport to be a complete description of the parties’ rights and obligations under the Purchase Agreement, Lease and the Guaranty. The above descriptions are qualified in their entirety by reference to the complete Purchase Agreement and Lease and form of Guaranty, copies of which are filed herewith.

Second Amendment to A&R Credit Agreement

On September 28, 2022, Services, Limbach Holdings LLC (the “Intermediate Holdco,” and each a wholly owned subsidiary of Limbach) and other designated loan parties entered into a second amendment and waiver to the amended and restated Wintrust credit agreement (the “Second Amendment to the A&R Wintrust Credit Agreement”) with the lenders party thereto and Wheaton Bank & Trust Company, N.A., a subsidiary of Wintrust Financial Corporation (collectively, “Wintrust”), as administrative agent. The Second Amendment to the A&R Wintrust Credit Agreement incorporates certain restricted payment provisions, amongst other things, to permit Services to repurchase shares under the Company’s Share Repurchase Program (as defined in Item 8.01) as more fully set forth in the Second Amendment to the A&R Wintrust Credit Agreement.

The foregoing description of the Second Amendment to the A&R Wintrust Credit Agreement is a summary only and is qualified in its entirety by reference to the First Amendment to the A&R Wintrust Credit Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information included in Item 1.01 under the headings “Real Estate Sale and Leaseback” and “Second Amendment to A&R Credit Agreement” are incorporated by reference into this Item 2.03

Item 8.01	Other Events

On September 30, 2022, the Company issued a press release announcing that its Board of Directors (the “Board”) authorized a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, purchase shares of its common stock for an aggregate repurchase price not to exceed $2.0 million. The Share Repurchase Program expires on September 29, 2023. Share repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions or by other means in accordance with federal securities laws. Repurchases may also be made under Rule 10b5-1 plans. The Share Repurchase Program does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or terminated by the Company at any time at its discretion without prior notice.

A copy of the press release announcing the Share Repurchase Program is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit 10.1† – Purchase Agreement by and between Limbach Company, LLC and Royal Oak Acquisitions LLC, dated September 29, 2022, filed herewith

Exhibit 10.2† – Lease Agreement by and between Featherstone St Pontiac MI LLC and Limbach Company, LLC, dated September 29, 2022 (including the form of Guaranty), filed herewith.

10.3 – Second Amendment and Waiver to the Amended and Restated Credit Agreement, dated as of September 28, 2022, by and among Limbach Facility Services LLC, Limbach Holdings LLC, the other Loan Parties party thereto, the Lenders party thereto and Wheaton Bank & Trust Company, N.A., as Administrative Agent and L/C Issuer.

99.1 – Press Release dated September 30, 2022

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: EVP, Chief Financial Officer

Dated: September 30, 2022